Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 11, 2024, Solaris Energy Infrastructure, Inc. (“Solaris, Inc.” or “Acquiror Parent”), the managing member of Solaris Energy Infrastructure, LLC (“Solaris, LLC”) (hereinafter, collectively “Solaris”), together with Solaris, LLC, completed its acquisition of Mobile Energy Rentals, LLC (“MER”) in accordance with the contribution agreement dated July 9, 2024 (the “MER Acquisition”). Per the terms of the contribution agreement, the members of MER contributed all equity interest in MER to Solaris in exchange for (i) $60 million in cash, subject to adjustment as described below and (ii) 16,464,778 units of Solaris LLC and an equal number of shares of Class B Common Stock of Solaris Inc in equity consideration, calculated by dividing $140 million by the Closing Price (hereinafter, the “Transaction”).

The MER acquisition is reflected in Solaris, Inc.’s historical condensed consolidated balance sheet as of September 30, 2024 which was filed with the SEC on Form 10-Q November 7, 2024. The following unaudited pro forma condensed combined financial information gives effect to the Transaction, which was accounted for using the acquisition method of accounting with Solaris identified as the acquiror. Under the acquisition method of accounting, Solaris recorded assets acquired and liabilities assumed from MER at their respective acquisition date fair values on the Closing Date. The unaudited pro forma condensed combined statement of operations give pro forma effect to the consummation of the Transaction on the terms provided for in the contribution agreement. For purposes of the pro forma financial statements presented below, it is assumed that Solaris will incur $162 million of additional debt in order to refinance existing debt and fund the cash due at closing.

The unaudited pro forma condensed combined financial statements are based on and have been derived from the following historical financial statements of Solaris and MER:

•	Unaudited condensed consolidated interim financial statements of Solaris, Inc. for the nine-month period ended September 30, 2024;

•	Audited consolidated financial statements of Solaris, Inc. for the year ended December 31, 2023;

•	Unaudited condensed interim financial statements of MER for the six-month period ended June 30, 2024;

•	Audited financial statements of MER for the year ended December 31, 2023.

The unaudited pro forma condensed combined financial statements have been prepared pursuant to Article 11 of Regulation S-X, and should be read in conjunction with the separate historical financial statements and related notes of Solaris, Inc. and MER.

The unaudited pro forma condensed combined statements of operations for the nine-month period ended September 30, 2024 and for the year ended December 31, 2023 gives effect to the Transaction as if it had occurred on January 1, 2023.

In the opinion of Solaris management, the unaudited pro forma condensed combined financial statements reflect adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information as of and for the periods indicated, and the pro forma adjustments are based on currently available information and assumptions Solaris believes are factually supportable and are attributable to the Transaction.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Transaction occurred as of the dates indicated. The unaudited pro forma condensed combined financial statements also should not be considered indicative of the future results of operations or financial position of either Solaris or MER.

The proposed transaction is subject to closing adjustments that have not yet been finalized. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements as required by SEC rules. Differences between these preliminary estimates and the final transaction accounting may be material.

SOLARIS ENERGY INFRASTRUCTURE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2024

(share amounts and dollars in thousands, except per share amounts)

	Historical Solaris, Inc. Nine Months Ended 9/30/2024	Historical (Reclassified) MER January 1, 2024 to September 10, 2024	Note	Transaction Accounting Pro Forma Adjustments	Note	Other Transaction Pro Forma Adjustments	Note	Pro Forma Condensed Combined
Revenue	$203,329	$24,775	D	$—		$—		$228,104
Revenue - related parties	13,465	1,167	D	—		—		14,632

Total Revenue	216,794	25,942		—		—		242,736

Operating costs and expenses:
Cost of services (exclusive of depreciation and amortization)	132,941	8,449	D	—		—		141,390
Depreciation and amortization	30,490	2,122	D	16,795	E2	—		49,407
Gain on reversal of property tax contingency	(2,483)	—		—		—		(2,483)
Selling, general and administrative	25,048	1,430		—		—		26,478
Other operating (income) expense, net	3,721	—		—		—		3,721

Total operating costs and expenses	189,717	12,001		16,795		—		218,513

Operating income	27,077	13,941		(16,795)		—		24,223
Interest expense, net	(4,416)	(1,011)	D	—		(8,217)	E1	(13,644)
Loss on debt extinguishment	(4,085)	—		—		—		(4,085)

Income before income tax expense	18,576	12,930		(16,795)		(8,217)		6,494
Provision for income taxes	(3,662)	—		2,367	E3	1,158	E3	(137)

Net income	14,914	12,930		(14,428)		(7,059)		6,357
Less: net loss (income) related to non-controlling interests	(5,357)	—		(1,536)	E4	4,235	E4	(2,658)

Net income (loss) attributable to Solaris Energy Infrastructure, Inc.	$9,557	$12,930		$(15,964)		$(2,824)		$3,699

Earnings (Loss) per share of Class A common stock - basic	$0.31						E5	$0.11
Earnings (Loss) per share of Class A common stock - diluted	$0.30						E5	$0.09
Basic weighted-average shares of Class A common stock outstanding	28,433						E5	28,433
Diluted weighted-average shares of Class A common stock outstanding	43,247						E5	58,570

SOLARIS ENERGY INFRASTRUCTURE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(share amounts and dollars in thousands, except per share amounts)

	Historical Solaris, Inc. Year Ended 12/31/2023	Historical (Reclassified) MER Year Ended 12/31/2023	Note	Transaction Accounting Pro Forma Adjustments	Note	Other Transaction Pro Forma Adjustments	Note	Pro Forma Condensed Combined
Revenue	$269,474	$2,147	D	$—		$—		$271,621
Revenue - related parties	23,473	313	D	—		—		23,786

Total Revenue	292,947	2,460		—		—		295,407

Operating costs and expenses:
Cost of services (exclusive of depreciation and amortization)	177,847	658	D	—		—		178,505
Depreciation and amortization	36,185	465	D	24,758	E2	—		61,408
Selling, general and administrative	26,951	301		—		—		27,252
Other operating (income) expense, net	2,062	—		—		—		2,062

Total operating costs and expenses	243,045	1,424		24,758		—		269,227

Operating income (loss)	49,902	1,036		(24,758)		—		26,180
Total other income (expense)	(3,307)	1	D	—		(14,886)	E1	(18,192)

Income (loss) before income tax expense	46,595	1,037		(24,758)		(14,886)		7,988
Provision for income taxes	(7,820)	—		3,489	E3	2,098	E3	(2,232)

Net income (loss)	38,775	1,037		(21,268)		(12,788)		5,756
Less: net loss (income) related to non-controlling interests	(14,439)	—		3,278	E4	7,591	E4	(3,570)

Net income (loss) attributable to Solaris Energy Infrastructure, Inc.	24,336	1,037		(17,990)		(5,197)		2,185

Earnings (Loss) per share of Class A common stock - basic	$0.78						E5	$0.05
Earnings (Loss) per share of Class A common stock - diluted	$0.78						E5	$0.05
Basic weighted-average shares of Class A common stock outstanding	29,693						E5	29,693
Diluted weighted-average shares of Class A common stock outstanding	29,693						E5	29,693

SOLARIS ENERGY INFRASTRUCTURE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(share amounts and dollars in thousands, except per share amounts)

Note A – Description of the Transaction

On September 11, 2024, Solaris Energy Infrastructure, Inc. (“Solaris, Inc.” or “Acquiror Parent”), the managing member of Solaris Energy Infrastructure, LLC (“Solaris, LLC”) (hereinafter, collectively “Solaris”), together with Solaris, LLC, completed the acquisition of 100% of the outstanding equity interest in Mobile Energy Rentals, LLC (“MER”) in accordance with the contribution agreement dated July 9, 2024. Wherein members of MER contributed all equity interest in MER to Solaris in exchange for cash and equity consideration of Solaris (hereinafter, the “Transaction”).

Note B – Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statement of operations have been prepared pursuant to Article 11 of Regulation S-X. The unaudited pro forma condensed combined statement of operations should be read in conjunction with the separate historical financial statements and related notes of Solaris and MER.

The unaudited pro forma condensed combined statement of operations are based on and have been derived from the following historical financial statements of Solaris and MER:

•	Unaudited condensed consolidated interim financial statements of Solaris for the nine-month period ended September 30, 2024;

•	Audited consolidated financial statements of Solaris for the year ended December 31, 2023;

•	Unaudited interim condensed financial statements of MER for the six-month period ended June 30, 2024;

•	Audited financial statements of MER for the year ended December 31, 2023.

The MER acquisition is reflected in Solaris, Inc.’s historical condensed consolidated balance sheet as of September 30, 2024 which was filed with the SEC on Form 10-Q November 7, 2024. The unaudited pro forma condensed combined statement of operations for the nine-month period ended September 30, 2024 and for the year ended December 31, 2023 gives effect to the Transaction as if it had occurred on January 1, 2023.

The unaudited pro forma condensed combined statement of operations have been prepared using the acquisition method of accounting in accordance with the business combination provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 805, Business Combinations, with Solaris representing the acquirer under this guidance. The unaudited pro forma condensed combined statement of operations give pro forma effect to the consummation of the Transaction on the terms provided for in the contribution agreement. The unaudited pro forma adjustments reflect adjustments related to the application of the acquisition method of accounting wherein the purchase price consideration has been allocated to the assets acquired and liabilities assumed based upon management’s estimate of what their respective fair values would be as of the date of the Transaction. Any excess of the purchase price over the fair value of identified tangible and intangible assets acquired and liabilities assumed will be recognized as goodwill. Preliminary fair value estimates may change as additional information becomes available, and such changes could be material, as certain valuations and other studies have yet to commence or progress to a stage where there is sufficient information for definitive measurement, including property and equipment, lease assets, and customer contracts and their related tax impact. Following the consummation of the Transaction, management will conduct a final review. As a result of that review, management may identify differences that, when finalized, could have a material impact on the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statement of operations do not give effect to the potential impact of any anticipated synergies, operating efficiencies, or cost savings that may result from the Transaction or of any integration costs.

Note C – Conforming Accounting Policies

At this time, Solaris is not aware of any material differences between the accounting policies used by Solaris and MER that would continue to exist subsequent to the application of acquisition accounting. Solaris’ review of MER’s accounting policies to determine if any differences in accounting policies require further reclassification of MER’s results of operations or reclassification of assets or liabilities to conform to Solaris’ accounting policies and classifications is ongoing. It is possible that Solaris’ may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Note D – Reclassifications

The following reclassification adjustments below were made to conform the presentation of MER’s financial information to Solaris’ presentation.

	Historical MER Six Months Ended 6/30/2024	Historical MER July 1, 2024 to September 10, 2024	Historical MER January 1, 2024 to September 10 2024	Reclassification Adjustments	Historical (Reclassified) MER January 1, 2024 to September 10, 2024
Pro Forma Statement of Operations
Revenues:
Lease Income	$7,821	$15,900	$23,721	$(23,721)	$—
Service Revenue	1,612	491	2,103	(2,103)	—
Sales of ancillary products	118	—	118	(118)	—
Revenue	—	—	—	24,775	24,775
Revenue - related parties	—	—	—	1,167	1,167
Labor and service cost	1,198	1,525	2,723	(2,723)	—
Depreciation	1,904	218	2,122	—	2,122
Supplies and materials	347	1,084	1,431	(1,431)	—
Freight and transportation	425	146	571	(571)	—
Equipment rentals	1,310	2,170	3,480	(3,480)	—
Repairs and maintenance	144	100	244	(244)	—
Cost of services (exclusive of depreciation and amortization)	—	—	—	8,449	8,449
Selling, general, and administrative expenses	475	955	1,430	—	1,430

Income from operations	3,748	10,193	13,941	—	13,941
Other expense (income):					—
Interest expense	108	904	1,012	(1,012)	—
Other income, net	(1)	—	(1)	1	—
Interest expense, net	—	—	—	1,011	1,011

Net Income	$3,641	$9,289	$12,930	$—	$12,930

	Historical MER Year Ended 12/31/2023	Reclassification Adjustments	Historical (Reclassified) MER Year Ended 12/31/2023
Pro Forma Statement of Operations
Revenues:
Lease Income	$2,244	$(2,244)	$—
Service Revenue	202	(202)	—
Sales of ancillary products	14	(14)	—
Revenue	—	2,147	2,147
Revenue - related parties	—	313	313
Labor and service cost	136	(136)	—
Depreciation	465	—	465
Supplies and materials	179	(179)	—
Freight and transportation	124	(124)	—
Equipment rentals	157	(157)	—
Repairs and maintenance	62	(62)	—
Cost of services (exclusive of depreciation and amortization)	—	658	658
Selling, general, and administrative expenses	301	—	301

Income from operations	1,036	—	1,036
Other expense (income):
Interest expense	—	—	—
Other income, net	(1)	1	—
Interest expense, net	—	(1)	(1)

Net Income	$1,037	$—	$1,037

Note E – Transaction Accounting Pro Forma Adjustments

1.	Incremental pro forma interest expense

The pro forma adjustment relates to the incremental pro forma interest expense as a result of the additional financing obtained related to funding the Transaction with the assumption that such financing was obtained on January 1, 2023, and was outstanding for the entire year ended December 31, 2023, and nine-month period ended September 30, 2024.

On September 11, 2024, Solaris and certain of its subsidiaries entered into a senior secured term loan agreement (the “Term Loan Agreement”) with Banco Santander, S.A. New York Branch, as administrative agent, and Silver Point Finance, LLC, as collateral agent, along with other participating lenders. Under the Term Loan Agreement, the lenders provided term loans totaling $325.0 million. Solaris utilized $162.3 million of the proceeds to fund the MER Acquisition, with the remaining funds restricted for capital expenditures and are excluded from these pro forma. For purposes of the pro forma, we have allocated $5.0 million of the total debt discount and issuance costs of $9.4 million to the pro forma adjustments on a pro-rata basis.

The borrowings under the Term Loan Agreement bear a variable interest rate, at Solaris’ option, equal to either Term SOFR plus an applicable margin or the Base Rate (as defined in the Term Loan Agreement) plus an applicable margin. We utilized an assumed interest rate for the purposes of this pro forma of 10.75% consistent with our weighted average interest rate for our Term Loan Agreement.

	Pro Forma Nine-Month Periods Ended 9/30/2024 (in thousands)	Pro Forma Year Ended 12/31/2023 (in thousands)
Adjustment to interest expense
Elimination of Solaris’ historical interest expense	$4,416	$3,307
Elimination of MER’s historical interest expense to its owners	1,012	—
New Term Loan Facility interest	(13,093)	(17,458)
Amortization of Debt Issue Cost	(552)	(735)

Additional pro forma interest expense as part of “Other income (expense) - net”	$(8,217)	$(14,886)

A 1/8 of a percentage point increase or decrease in the estimated interest rate would result in a change in interest expense of approximately $152 thousand for the nine-month period ended September 30, 2024 and approximately $203 thousand for the year ended December 31, 2023.

2.	Incremental pro forma depreciation and amortization

Represents the adjustments to record (i) the elimination of historical depreciation and amortization expense and (ii) recognition of new depreciation and amortization expense related to fair values of identifiable property and equipment and intangible assets calculated on a straight-line basis. The amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized, which are subject to further adjustment as additional information becomes available.

	Pro Forma Nine-Month Periods Ended 9/30/2024 (in thousands)	Pro Forma Year Ended 12/31/2023 (in thousands)
Elimination of MER’s historical property and equipment depreciation	$(2,122)	$(465)
Depreciation of fair value of MER’s property and equipment acquired	12,765	17,020

Additional pro forma depreciation expense	10,643	16,555

Elimination of MER’s historical intangible assets amortization	—	—
Amortization of fair value of MER’s intangible assets acquired	6,152	8,203

Additional pro forma amortization expense	6,152	8,203

Additional pro forma depreciation and amortization	$16,795	$24,758

Included in MER’s property and equipment are “Construction in Progress” which represents deposits and progress billings paid to MER’s suppliers for the purchase of turbines and other equipment that has not yet been delivered. We expect to depreciate this equipment once its delivered and ready for use in the next twelve months.

3.	Provision for income taxes

The pro forma adjustment to provision for income taxes of $3.5 million and $5.6 million for the nine-month period ended September 30, 2024, and the year ended December 31, 2023, respectively, relate to the estimated income tax consequences of the pro forma adjustments to income (loss) before income tax expense. Solaris utilized historical effective combined United States federal and state income tax rate of 14.1% for both the nine-month period ended September 30, 2024, and the year ended December 31, 2023. While Solaris has considered the impact to the effective tax rate for the combined entity, this determination is preliminary and subject to change based upon the final determination of the combined entity’s effective tax rate.

4.	Net loss (income) related to non-controlling interests

The transaction accounting pro forma adjustment to net loss (income) related to non-controlling interests of $1.5 million and ($3.3 million) for the nine-month period ended September 30, 2024, and the year ended December 31, 2023, respectively, primarily relates to the increase in non-controlling interest percentage as a result of issuance of 16.5 million Solaris LLC units to the members of MER. The other transaction accounting pro forma adjustment to net loss (income) related to non-controlling interests of ($4.2 million) and ($7.6 million) for the nine-month period ended September 30, 2024, and the year ended December 31, 2023, respectively, relates to the share of non-controlling interests in the other transaction pro forma adjustments.

5.	Earnings per share

The pro forma adjustments to earnings per share are as follows:

	Pro Forma Nine-Month Period Ended 9/30/2024 (in thousands)	Pro Forma Year Ended 12/31/2023 (in thousands)
Numerator
Pro Forma Net income attributable to Solaris Energy Infrastructure Inc	$3,699	$2,185
Less: Pro Forma Net Income attributable to participating securities	(707)	(684)

Pro Forma Net income for basic earnings per share calculation	2,992	1,501
Add: Pro Forma net income related to non-controlling interests *	2,074	—

Pro Forma Net income for diluted earnings per share calculation	$5,066	$1,501

Denominator
Historical basic weighted-average shares of Class A common stock outstanding	28,433	29,693
Add: Diluted weighted average number of shares on as converted basis
Historical Class B common stock	13,672	—
Issuance of Class B common stock for the proposed transaction	16,465	—

Pro Forma Class B common stock	30,137	—

Pro Forma diluted weighted-average shares on as a converted basis	58,570	29,693

Pro forma earnings per share of Class A common stock - basic	$0.11	$0.05
Pro forma earnings per share of Class A common stock - diluted	$0.09	$0.05

*	Pro Forma net income related to non-controlling interest for EPS purposes has been tax affected at Solaris Inc’s estimated effective tax rate of 21.94%.

The Class B shares to be issued as part of the proposed transaction were not included for the calculation of the pro forma diluted earnings per share for the year ended December 31, 2023 period because the effect of including such potentially dilutive shares would have been anti-dilutive upon conversion.

The following number of weighted-average potentially dilutive shares were excluded from the calculation of pro forma diluted earnings per share including the pro forma effect of the equity consideration because the effect of including such potentially dilutive shares would have been antidilutive upon conversion:

	Pro Forma Nine-Month Period Ended 9/30/2024 (in thousands)	Pro Forma Year Ended 12/31/2023 (in thousands)
Anti-dilutive weighted average number of shares
Historical Class B common stock	—	13,672
Issuance of Class B common stock for the proposed transaction	—	16,465

Pro Forma Class B common stock	—	30,137
Restricted stock awards	1,888	1,478
Performance-based restricted stock awards	710	118
Stock options	7	7

Total pro forma anti-dilutive weighted average number of shares	2,605	31,740